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                                 MARSICO CAPITAL MANAGEMENT, LLC
                                   THE MARSICO INVESTMENT FUND
                                         CODE OF ETHICS


A.    INTRODUCTION AND OVERVIEW...............................................................2


B.    PERSONS COVERED BY THE CODE.............................................................4


C.    GENERAL CONDUCT GUIDELINES FOR PERSONAL INVESTMENTS.....................................5


D.1.  PROHIBITION ON PURCHASES OF CERTAIN SECURITIES..........................................6


D.2.  EXEMPTED TRANSACTIONS...................................................................7


D.3.  PRE-CLEARANCE AND OTHER REQUIREMENTS FOR SELLING RESTRICTED TRADING SECURITIES AND
      MARSICO FUND SHARES....................................................................11


E.1.  REPORTS ABOUT SECURITIES HOLDINGS AND TRANSACTIONS.....................................13


E.2.  REVIEW OF REPORTS AND OTHER DOCUMENTS..................................................16


F.    VIOLATIONS OF THE CODE.................................................................16


G.    PROTECTION OF MATERIAL, NON-PUBLIC INFORMATION.........................................16


H.1.  MISCELLANEOUS ISSUES CONCERNING BOARD SERVICE, GIFTS, AND LIMITED OFFERINGS............17


H.2.  RECORDKEEPING REQUIREMENTS.............................................................18


H.3.  BOARD APPROVAL AND ANNUAL REVIEW REQUIREMENTS..........................................19


H.4.  CERTIFICATION OF COMPLIANCE............................................................19


H.5.  ADOPTION AND EFFECTIVE DATE............................................................20


I.    DEFINITIONS............................................................................20


J.    FORMS..................................................................................23


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INITIAL PERSONAL HOLDINGS REPORT.............................................................24


QUARTERLY PERSONAL TRANSACTION REPORT.........................................................1


ANNUAL PERSONAL HOLDINGS REPORT...............................................................1


SAMPLE LETTER TO BROKER OR OTHER INSTITUTION..................................................1


INITIAL CERTIFICATION OF COMPLIANCE...........................................................1


PERIODIC CERTIFICATION OF COMPLIANCE..........................................................1


APPROVAL OF INVESTMENT IN LIMITED OFFERING....................................................1


APPROVAL OF INVESTMENT IN INITIAL PUBLIC OFFERING.............................................1


SPECIAL ACCOUNT CERTIFICATION.................................................................1


PRE-CLEARANCE FORM............................................................................1


A.       INTRODUCTION AND OVERVIEW

         This is the Code of Ethics ("Code") of Marsico Capital Management, LLC ("MCM") and The Marsico Investment Fund (the "Funds") (together, "Marsico"). This Code is intended to help ensure that our professional and personal conduct preserves Marsico's reputation for high standards of ethics and integrity. It is also intended to ensure that we obey federal and state securities laws.

         The fiduciary duties that all of us associated with Marsico owe to our clients must remain our foremost priority. One important part of our duty is to place the interests of our clients ahead of our own interests, and to avoid potential conflicts of interest. We have to avoid activities, interests, and relationships that might interfere, or appear to interfere, with our decisions for Fund shareholders and other clients. A conflict of interest can arise even if we don't intend it, and even if our clients don't take a loss.

         The Code is designed to help us avoid conflicts of interest in personal trading and related activities. It emphasizes four general principles for how we conduct our business:

1. WE MUST COMPLY WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. In connection with our investment advisory business, including the purchase or sale of a security for any client, directly or indirectly, it is unlawful to defraud or mislead any client (either directly or by failure


                                      2
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to state material facts), or to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any client. We also seek to fully disclose any conflicts of interest.

2. WE MUST PLACE THE INTERESTS OF OUR CLIENTS FIRST, INCLUDING THE FUNDS, THEIR SHAREHOLDERS, AND OTHER CLIENTS. As fiduciaries, we owe our clients a duty of care, loyalty, honesty, and good faith. As such, we seek to treat all clients equitably and seek to avoid favoritism among our clients. We must also scrupulously avoid putting our own personal interests ahead of the interests of Marsico clients. For example, we must never take for ourselves an investment opportunity that appropriately belongs to our clients.

3. WE MUST CONDUCT ALL PERSONAL SECURITIES TRANSACTIONS CONSISTENTLY WITH THE CODE, AND AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST AND ANY ABUSE OF OUR POSITION OF TRUST. Marsico's personal trading policies are highly restrictive and provide substantial assistance in ensuring that personal securities transactions do not conflict with the interests of our clients. These policies also help to ensure that our focus remains on the interests of our clients

4. WE MUST NOT TAKE INAPPROPRIATE ADVANTAGE OF OUR POSITIONS. The receipt of investment opportunities, perquisites, or gifts from persons seeking investment or business from Marsico could call into question our independent judgment.

         The Code's rules apply to everyone identified in Section B below. It is your responsibility to become familiar with the Code and to comply with it. COMPLIANCE WITH THE CODE IS EVERYONE'S RESPONSIBILITY AND IS A CONDITION TO EMPLOYMENT WITH MARSICO. Violations of the Code will be taken seriously and could result in sanctions against the violator, including termination of employment.

         Because regulations and industry standards can change, Marsico reserves the right to amend any part of the Code. These amendments may result in more stringent requirements than are currently applicable. Marsico also may grant exemptions when necessary. Exemptions must be documented by the Compliance Department, and will be granted only when no harm to MCM's clients is expected to result. Any amendments to the Code will be circulated to all employees, as discussed in Section H.4 below, and will be acknowledged in writing.

         No code of ethics can anticipate every situation. You are expected to follow both the letter and the spirit of the Code. Even if no specific Code provision applies, please avoid all conflicts of interest and abide by the general principles of the Code. If you have any questions about the Code or whether certain actions may be covered by it, please contact the Compliance Department or the Legal Department.

         Capitalized terms in the Code are defined in Section I below.


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B.       PERSONS COVERED BY THE CODE

         The Code applies to all Covered Persons. Covered Persons include all Access Persons and all Employees (whether or not they are Access Persons).

         Some provisions of the Code apply indirectly to other persons, such as relatives, significant others, or advisers, if they own or manage securities or accounts in which a Covered Person has a Beneficial Ownership interest. For example, if you are a Covered Person, the Code's investment restrictions and reporting requirements apply both to you, and to securities or accounts (1) owned by a relative who lives in your home or whom you support, or by a non-relative who shares significant financial arrangements with you, or (2) managed by an adviser for you or a close relative. An exemption may apply to a Special Account that you don't directly or indirectly influence or control, as discussed in Sections D.2.e.(4) and E.1.

TRUSTEES OF THE FUNDS
---------------------

         Trustees of the Funds who are "interested persons" of the Funds and are MCM employees are subject to all requirements of the Code. Special rules apply to Trustees of the Funds who are not "interested persons" of the Funds (including any Trustee who may have a business relationship with the Funds, MCM, or its officers or directors, but is not an MCM employee and has not been formally determined to be an "interested person"). These Trustees are subject to the Code generally, but are not subject to the investment restrictions or reporting requirements in Sections D.1, D.2, D.3, or E.1 unless the Trustee knew or should have known, in the ordinary course of fulfilling his or her official duties as a Fund trustee, that during the 15-day period immediately before or after the Trustee's transaction in a Covered Security, Marsico purchased or sold that security for a Fund, or considered the purchase or sale of that security. A special provision of the Code applies to any Fund Trustee who is an officer or director of an operating company, if the company's securities are held by a Fund, or are under consideration for purchase or sale by the Fund (as summarized in Section G below).

COVERED PERSONS NOT EMPLOYED BY MARSICO
---------------------------------------

         Some persons not employed by Marsico might be deemed Access Persons in some circumstances - see the definition of Access Person in Section I. Hypothetical examples include: (i) a person who is an Advisory Person of the Funds or MCM even though he or she is not a Marsico employee (such as a person employed by an MCM affiliate who regularly obtains information regarding the purchase or sale of Covered Securities by a Fund), or (ii) a person who is an Informed Underwriter Representative (such as an officer of the Funds' principal underwriter who ordinarily obtains information regarding the purchase or sale of Covered Securities by a Fund).


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         At present, it appears that there are no Access Persons employed by companies that are in a control relationship to MCM or the Funds.(1) In addition, it does not appear that any director, officer, or general partner of the Funds' principal underwriter meets the definition of an Informed Underwriter Representative.(2)

         If at any time MCM or the Funds determine that an individual not employed by Marsico is an Access Person (and therefore a Covered Person subject to the Code), MCM or the Funds will seek to ensure that either (i) the Covered Person complies with the Code thereafter, or (ii) the employer of the Covered Person has a code of ethics that regulates the Covered Person in accordance with the criteria for a code of ethics under Rule 17j-1 under the Investment Company Act and Rule 204A-1 under the Investment Advisers Act, and that the Funds' Board of Trustees receives the opportunity to review and approve that code of ethics.

C.       GENERAL CONDUCT GUIDELINES FOR PERSONAL INVESTMENTS

         As explained in Section D.1, the Code prohibits all Covered Persons from PURCHASING Restricted Trading Securities, but permits us otherwise to HOLD, ACQUIRE, OR SELL these and other types of securities in certain circumstances. In addition, SEC rules impose certain general conduct guidelines that apply to our personal investments that are permitted by the
Code:

1. YOU MAY NOT ACQUIRE AN INTEREST IN A LIMITED OFFERING OR IN AN INITIAL PUBLIC OFFERING WITHOUT THE PRIOR WRITTEN APPROVAL OF MCM.

2. WITH RESPECT TO THE FUNDS, YOU MAY NOT, IN CONNECTION WITH YOUR ACQUISITION OR SALE OF ANY SECURITY HELD OR TO BE ACQUIRED BY A FUND OR ANY SECURITY ISSUED BY THE FUND:

         (a) Employ any device, scheme, or artifice to defraud the Fund;

         (b) Make to the Fund any untrue statement of a material fact, or omit to state to the Fund a material fact necessary in order to make the statements made not misleading, in light of the circumstances under which the statements are made;

------------------------------
(1) Bank of America Corporation ("BAC") and certain of its affiliates are in a control relationship with MCM. MCM and BAC have received reasonable mutual assurances that employees of BAC and its affiliates do not regularly obtain specific current information or recommendations regarding the purchase or sale of Covered Securities by a Fund, and therefore are not Access Persons. MCM has adopted an Information Wall Policy designed to prevent such information from being inappropriately disclosed to non-MCM persons at BAC. The Information
Wall Policy is subject to periodic independent review to assess its effectiveness. BAC has stated that it has procedures in place to prevent the misuse of any related information from MCM that it may receive.

(2) The principal underwriter to the Funds is UMB Distribution Services, LLC ("UMB Distribution"). No director, officer, or general partner of UMB Distribution is believed to, in the ordinary course of business, obtain information or recommendations regarding the purchase or sale of Covered Securities by a Fund. In any case, because UMB Distribution is not an affiliated person of the Funds or MCM, and no officer, director, or general partner of UMB Distribution serves as an officer, director, general partner of the Funds or MCM, any Informed Underwriter Representative presumably would not be required to meet reporting requirements under the Code (or any code of ethics maintained by UMB Distribution).

         (c) Engage in any act, practice, or course of business that would operate as a fraud or deceit upon any Fund; or

         (d) Engage in any manipulative practice with respect to the Fund.

         Practices that may violate these guidelines include intentionally causing a Fund to act or fail to act in order to achieve a personal benefit rather than to benefit the Fund. Examples would include your causing a Fund to buy a Covered Security to support or drive up the value of your investment in the security, or causing the Fund not to sell a Covered Security to protect your investment.

         Another practice that may violate these provisions would be the exploitation of knowledge of Fund transactions to profit from their market effects. One example of this would be to sell a security for your personal account using the knowledge that MCM was about to sell the same security for the Funds. Because you have a duty to tell investment personnel about Covered Securities that are suitable for client investment, another violation may be your failure to recommend a suitable Covered Security or to purchase the Covered Security for a client to avoid a potential conflict with your personal transactions.

D.1.     PROHIBITION ON PURCHASES OF CERTAIN SECURITIES

         (a) Personal investing by Covered Persons can create potential conflicts of interest and the appearance of impropriety. Unrestricted personal investing also could distract us from our service to clients by diverting resources or opportunities from client account management. Thus, Marsico has decided to PROHIBIT all Covered Persons from PURCHASING any securities unless
           --------
the purchase is an Exempted Transaction listed in Section D.2.(3)

         The practical effect of this prohibition is to restrict your PURCHASE of certain securities we call Restricted Trading Securities for any account in which you have a Beneficial Ownership interest. The Restricted Trading Securities that you generally MAY NOT PURCHASE include, without limitation, shares of mutual funds (other than the Funds) that are advised or sub-advised by MCM ("MCM Sub-advised Fund shares"), shares of common stock or preferred stock in a particular public operating company, shares of closed-end investment companies, corporate bonds, and options or other derivatives based on any of these securities.

         Subject to the restriction in the following paragraph, you may HOLD a Restricted Trading Security that was purchased before your association with Marsico. You also may otherwise ACQUIRE AND HOLD certain Restricted Trading Securities through certain Exempted Transactions listed in Section D.2. In addition, you may SELL a Restricted Trading Security if you comply with the sale pre-approval requirements ("pre-clearance") in Section D.3., or if the sale would be an Exempted Transaction under Section D.2.

------------------------------
(3) This prohibition may not apply to Covered Persons who are employed by entities other than Marsico and are subject to another code of ethics, as described in Section B.


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         YOU MAY NOT HOLD SHARES OF AN MCM SUB-ADVISED FUND. MCM Sub-advised
                     ----
Fund shares must be disposed of within a reasonable period of time after you join Marsico.(4) If you acquired MCM Sub-advised Fund shares before November 20, 2003, you may hold those shares for up to one year after that date, or sell the shares after obtaining pre-clearance from the Compliance Department in accordance with Section D.3. You may not purchase MCM Sub-advised Fund shares (other than through dividend reinvestments) on or after November 20, 2003, and may not hold any MCM Sub-advised Fund shares after November 20, 2004.

         (b) PURCHASES OF MARSICO FUND SHARES. Covered Persons ("you") may invest in shares of the Funds ("Marsico Fund shares"), but only subject to the following restrictions:

         o After November 20, 2003, you may purchase Marsico Fund shares only through UMB Fund Services ("UMB") or through MCM's 401(k) plan ("Great-West"). You may not purchase new Marsico Fund shares (other than through dividend reinvestments) through brokers or other channels other than UMB or Great-West.

         o If you acquired Marsico Fund shares through brokers or other channels other than UMB or Great-West before November 20, 2003, you may hold those shares with the other broker for up to one year, transfer the shares to UMB or Great-West, or sell the shares after obtaining pre-clearance from the Compliance Department in accordance with Section D.3.

         o You must hold all Marsico Fund shares for at least 60 days after you purchase them. Waivers of this requirement may be granted in cases of death, disability, or other special circumstances approved by the Compliance Department (such as for automatic investment or systematic withdrawal programs).

         o The minimum sanction to be imposed for any initial violation of the 60-day holding period requirement will be disgorgement to the Fund of any profit on a sale of Marsico Fund shares before the expiration of the 60-day holding period. The Compliance Department's determination of the amount of the profit will be final.

         Marsico Fund shares ARE subject to sale pre-clearance and purchase and sale reporting requirements, as discussed below.

D.2.     EXEMPTED TRANSACTIONS

         As a Covered Person, you may participate in the Exempted Transactions listed below. Exempted Transactions generally are exempted from the prohibition on purchases in Section D.1. and the sale pre-approval requirements in Section D.3., except as noted below. Exempted

------------------------------
(4) Covered Persons who purchased MCM Sub-advised Fund shares prior to their employment with Marsico should seek pre-clearance under Section D.3. to sell those shares within 60 days of joining Marsico.

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Transactions must still comply with other Code requirements, including the general conduct guidelines in Section C with respect to the Funds, and reporting requirements in Section E.1. IF YOU HAVE ANY DOUBT ABOUT HOW THE CODE APPLIES TO A PARTICULAR TRANSACTION, PLEASE CONTACT THE COMPLIANCE DEPARTMENT OR THE LEGAL DEPARTMENT.

a.       PURCHASE OR SALE OF SECURITIES THAT ARE NOT COVERED SECURITIES
         --------------------------------------------------------------
(subject only to requirements in Section E.1. to report ACCOUNTS that contain the securities)

(1) You may buy, exchange, or sell without restrictions ANY SECURITY THAT IS NOT A COVERED SECURITY, including shares of registered open-end mutual funds (other than the Marsico Funds, MCM Sub-advised Funds, or Affiliated Funds), money market funds, Treasury securities, bank certificates of deposit, and high quality short-term debt instruments such as bankers' acceptances and commercial paper.

b.       PURCHASE OR SALE OF COVERED SECURITIES THAT ARE NOT RESTRICTED TRADING
         ----------------------------------------------------------------------
SECURITIES (subject to conduct guidelines in Section C and reporting
----------
requirements in Section E.1.)

         (1) You may buy or sell shares of registered open-end mutual funds that are Affiliated Funds. Shares of the Marsico Funds and MCM Sub-advised Funds are NOT Affiliated Funds (see section D.1 above for trading restrictions on these funds).

         (2) You may buy or sell shares of index-based exchange-traded funds ("ETFs") (other than closed-end funds) and similar products that are linked to broadly based securities indices or sectors.

         (3) You may buy or sell MUNICIPAL SECURITIES (including bonds and notes and investments in state 529 Plans).

         (4)      You may buy or sell any interest in FOREIGN CURRENCY.

         (5) You may participate in transactions in DERIVATIVES THAT ARE BASED ON SECURITIES OTHER THAN RESTRICTED TRADING SECURITIES (for example, options, futures, or other instruments that are based on commodities, broad-based stock indices, ETFs, unit investment trusts, Treasury bonds, municipal bonds, or foreign currency). NO exemption applies to transactions in derivatives that are based on Restricted Trading Securities (such as options based on particular common stocks or corporate bonds).

         (6) A financial adviser, trustee, or other person may buy or sell instruments THAT ARE NOT RESTRICTED TRADING SECURITIES IN A MANAGED ACCOUNT for you (or for a person in whose account you have a Beneficial Ownership interest). This permits managed accounts to buy, for example, mutual funds (other than the Funds or MCM-Subadvised Fund shares), Treasury securities, ETFs, unit investment trusts, municipal bonds, commodities, commodity futures or options, stock index futures (not single stock futures), or foreign currency.

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c.       ACQUISITIONS OF RESTRICTED TRADING SECURITIES IN LIMITED CIRCUMSTANCES
         ----------------------------------------------------------------------
(subject to conduct guidelines in Section C, sale pre-clearance requirements in Section D.3, and security and account reporting requirements in Section
E.1.)

         (1) You may BUY (but not sell) securities through DIVIDEND REINVESTMENT PLANS (if you do not make discretionary additional purchases), or through THE RECEIPT OR EXERCISE OF RIGHTS OR OTHER SECURITIES granted to all existing shareholders on a pro rata basis (such as the receipt of securities of a spin-off of an existing company, or the exercise of warrants or rights to buy tracking stock or additional securities). You may also acquire securities through stock dividends, stock splits, mergers, or other corporate events that are generally applicable to all existing holders of the same class of securities. MCM hereby grants prior approval to acquire an interest in an Initial Public Offering if the securities acquired are issued to existing shareholders pursuant to this paragraph. Please note that any SALE of Restricted Trading Securities obtained through these means must meet the sale pre-clearance and other requirements in Section D.3.

         (2) You may NOT BUY an interest in ANY OTHER INITIAL PUBLIC OFFERING UNLESS you obtain the prior approval of MCM's Compliance Department (see attached form of Approval of Investment in Initial Public Offering).

d.       SALES OF RESTRICTED TRADING SECURITIES IN LIMITED CIRCUMSTANCES
         ---------------------------------------------------------------
(subject to conduct guidelines in Section C, sale pre-clearance requirements in Section D.3., and security and account reporting requirements in Section E.1.)

         (1) You may SELL (but not buy) a RESTRICTED TRADING SECURITY if you follow the sale pre-clearance and other requirements in Section D.3. You may not, however, engage in short selling of particular Restricted Trading Securities, including short sales against the box. You may sell short an investment that is not a Covered Security or a Restricted Trading Security (such as an ETF).

e.       OTHER EXEMPTED TRANSACTIONS (PURCHASE OR SALE) (subject to conduct
         ----------------------------------------------
guidelines in Section C, and security and account reporting requirements in Section E.1.)

         (1)      Non-volitional Transactions. You may buy or sell Restricted
                  ---------------------------
Trading Securities through NON-VOLITIONAL TRANSACTIONS you don't control (such as when an issuer whose securities you already own issues new securities to you or calls a security, a derivative instrument expires, or you receive a gift outside your control). If you acquire Restricted Trading Securities through a non-volitional transaction, but can control their sale, the sale is
                                                                      ----
NOT an Exempted Transaction, and must meet the sale pre-clearance and other requirements in Section D.3.

         (2)      Employment Arrangements. You may buy or sell Restricted
                  -----------------------
Trading Securities including options under an EMPLOYMENT ARRANGEMENT, and may exercise or sell any options, if your employer or an affiliate issues the securities or options. MCM's prior approval is required if you or a household member enter into employment arrangements after you join MCM (see attached
                                                              ---
Approval of Investment in Limited Offering). MCM's prior approval also is required if

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you thereby acquire an interest in a Limited Offering (see attached form of
Approval of Investment in Limited Offering).

         (3)      Limited Offerings. You may BUY an interest in ANY LIMITED
                  -----------------
OFFERING (such as an interest in a private company, partnership, limited liability company, private equity fund, venture capital fund, hedge fund, or other unregistered operating company or investment company that invests in securities, real estate, or other assets) ONLY if you obtain MCM's PRIOR APPROVAL (see attached form of Approval of Investment in Limited Offering). Investments in a hedge fund or other Limited Offering whose assets are invested in securities (except a fund advised by MCM) will be subject to conditions similar to those for a Special Account discussed below. You may SELL an interest in a Limited Offering without restrictions (unless you get an interest in an Initial Public Offering in return, which requires MCM's prior approval). Holdings and transactions in a Limited Offering must be reported on Code report forms (subject to exceptions discussed in E.1.c.4. below).

         Pre-approval and reporting requirements may not apply to your ownership of a personal or family company that does not hold its assets for investment. Shares of a personal or family company or partnership that holds only family property (such as an airplane, residence, or vacation home), and is not primarily intended as an investment, are exempted because the company is not an investment vehicle. In contrast, if the personal or family company or partnership holds assets mainly for investment, owns income-producing assets, or offers shares to non-family members, the company or partnership may be viewed as an investment vehicle, and the exemption from pre-approval and reporting requirements may NOT apply.

         Before you invest in any Limited Offering, please request pre-approval from MCM, and discuss it with the Compliance Department or Legal Department if you are not sure how the Code applies to it.

         (4)      Special Accounts. A financial adviser, trustee, or other
                  ----------------
person may buy or sell RESTRICTED TRADING SECURITIES IN A MANAGED SPECIAL ACCOUNT for you (or for a person in whose securities you have a Beneficial Ownership interest) ONLY in rare circumstances requiring, among other things that you obtain MCM's prior approval (see attached form of Special Account Certification). Approval will require that:

                  (a) You establish that the financial adviser, trustee, or other person who manages the Special Account has complete control over the account under a written grant of discretion or other formal arrangement, and that you have no direct or indirect influence or control over the Special Account or investment decisions made for it;

                  (b) You (and any related person) do not disclose to the financial adviser, trustee, or other person who manages the Special Account any action that Marsico may take or has or has not taken, or any consideration by Marsico of any security;

                  (c) The financial adviser, trustee, or other person who manages the Special Account does not disclose to you any investment decision to be implemented for the Special Account until after the decision has been implemented; and

                  (d) You complete the attached form of Special Account Certification (or its equivalent) and any other documents requested by MCM; you report the EXISTENCE of the Special Account in your periodic holdings and transaction reports; and you report SECURITIES HOLDINGS AND TRANSACTIONS IN the Special Account through account statements or otherwise if requested.

         Whether an exemption will be granted for a Special Account will be determined on a case-by-case basis. MCM reserves the rights to require additional conditions as necessary or appropriate depending on the circumstances, and to revoke the exemption at any time.

D.3. PRE-CLEARANCE AND OTHER REQUIREMENTS FOR SELLING RESTRICTED TRADING SECURITIES AND MARSICO FUND SHARES

         As a Covered Person, you may be allowed to sell a Restricted Trading Security (including Marsico Fund shares, MCM Sub-advised Fund shares, or other securities acquired before your association with Marsico or through an Exempted Transaction), if you follow pre-clearance and other procedures designed to avoid potential conflicts of interest. PLEASE NOTE THAT ALL SALES THAT QUALIFY AS EXEMPTED TRANSACTIONS IN SECTION D.2. ARE EXEMPTED FROM ALL SALE REQUIREMENTS.

a.       PRE-CLEARANCE: BEFORE you sell any Restricted Trading Security,
         -------------
Marsico Fund shares, or MCM Sub-advised Fund shares, you must complete and submit a Pre-clearance Form (see attached form). MCM will treat the pre-clearance process as confidential, and will not disclose related information except as required by law or for appropriate business purposes. You may not pre-clear your own form. The persons authorized to pre-clear transactions and sign the form are:

                  Compliance Analysts or Manager
                  Chief Compliance Officer of MCM
                  Chief Compliance Officer of the Marsico Funds
                  General Counsel, Associate General Counsel, or Other Counsel

         YOU MAY NOT SELL THE RESTRICTED TRADING SECURITY, MARSICO FUND SHARES, OR MCM SUB-ADVISED FUND SHARES IN QUESTION UNTIL YOU RECEIVE WRITTEN PRE-CLEARANCE. Pre-clearance requests will be reviewed as quickly as possible. Please remember that pre-clearance is not automatically granted. For example, if MCM is considering the purchase of the security for client accounts, pre-clearance may be denied for a certain period of time.

         When you request pre-clearance of a sale of Marsico Fund shares or MCM Sub-advised Fund shares, you must attach to the Pre-clearance Form a copy of all of your transactions in those shares for the previous 90 days, including any transactions pursuant to automatic purchases, dividend reinvestments, and systematic withdrawal programs.

         Once pre-clearance is granted, it is valid only until the close of the next business day (unless you have no direct control over the timing of the transaction, in which case you should request that the transaction be initiated as soon as reasonably possible after pre-clearance), and only for the security and amount indicated on the Pre-clearance Form. You may not alter the terms of the authorized sale without completing a new Pre-clearance Form and obtaining written authorization.

         FAILURE TO OBTAIN PRE-CLEARANCE FOR A SALE OF ANY RESTRICTED TRADING SECURITY, OR MARSICO FUND SHARES, OR MCM SUB-ADVISED FUND SHARES IS A SERIOUS BREACH OF MARSICO'S RULES. A violation may expose you to sanctions up to and including termination of employment. Failure to obtain pre-clearance also may require your trade to be canceled, and you may be required to bear any loss that results. MCM, in its discretion, may require any profits from an unauthorized trade to be donated to a charity designated by MCM.

b.       HOLDING PERIOD: As a general principle, Covered Persons should engage
         --------------
in personal securities transactions for investment purposes rather than to generate short-term trading profits. As a result, Covered Persons and accounts or securities in which they hold a Beneficial Ownership interest are generally prohibited from selling a Restricted Trading Security or Marsico Fund shares that you acquired within the previous 60 days. MCM may waive compliance with this requirement if you request a waiver in advance and show that you have good cause to be excused (such as a need to sell investments to buy a home). Waivers of the 60-day holding period requirement for Marsico Fund shares may be granted in cases of death, disability, or other special circumstances approved by the Compliance Department (such as for automatic investment or systematic withdrawal programs). The minimum sanction to be imposed for any initial violation of the 60-day holding period requirement for Marsico Fund shares will be disgorgement to the Fund of any profit on a sale of Marsico Fund shares before the expiration of the 60-day holding period. The Compliance Department's determination of the amount of the profit will be final.

c.       BLACKOUT PERIOD: You MAY NOT SELL a Restricted Trading Security for
         ---------------
EITHER SEVEN DAYS BEFORE, OR SEVEN DAYS AFTER, a trade in the same security or an equivalent security for a Fund or other client. This blackout period is intended to ensure that a Covered Person's securities transactions do not coincide with those of MCM's clients, and therefore minimize the possibility that the Covered Person may benefit from actions taken by MCM on behalf of its clients. The application of the blackout period before a trade for a Fund or other client poses certain difficulties, and could result in inadvertent violations of the Code (since it may be impossible to definitively determine whether a security will be bought or sold in the future). Nonetheless, Marsico makes reasonable efforts to ascertain whether a security will be purchased or sold for a Fund or other client after pre-approval in order to avoid even the appearance of impropriety.

         If a pre-cleared trade ultimately falls within the blackout period, MCM may ask the Covered Person to cancel the transaction. If the transaction was pre-cleared but cannot be canceled, MCM may, but is not required to, impose a sanction if necessary or appropriate in the circumstances. MCM may waive compliance with the blackout period requirement if there is good cause or under other special circumstances approved by the Compliance or Legal

Department. Please contact the Compliance Department or the Legal Department if you have any question about the application of the blackout period.

E.1.     REPORTS ABOUT SECURITIES HOLDINGS AND TRANSACTIONS

         As an Employee, you must give MCM periodic written reports about your securities holdings, transactions, and accounts (and the securities or accounts of other persons if you have a Beneficial Ownership interest in them).(5) SEC requirements mainly control these reports and their contents. The reports are intended to assist Marsico in identifying conflicts of interest that could arise when you invest in a Covered Security or hold accounts that permit these investments, and to promote compliance with the Code. Marsico is sensitive to privacy concerns, and will try not to disclose your reports to anyone unnecessarily. Reports should be filed on forms like those attached or in accordance with instructions from MCM's Compliance Department.

         FAILURE TO FILE A TIMELY, ACCURATE, AND COMPLETE REPORT IS A SERIOUS BREACH OF SEC RULES. If you are late in filing a report, or file a report that is misleading or incomplete, you may face sanctions including identification by name to the Funds' board of directors or MCM management, withholding of salary or bonuses, or termination of employment.

a.       INITIAL HOLDINGS REPORT: Within ten days after you begin employment
         -----------------------
with Marsico, you must submit to Marsico a report that contains:

         (1) The name/title and ticker symbol (or CUSIP), and the number of equity shares of (or the principal amount of debt represented by) each COVERED SECURITY in which you have any direct or indirect Beneficial Ownership interest as of the date when you began employment with Marsico. You may provide this information in part by referring to attached copies of broker transaction confirmations or account statements that contain accurate, up-to-date information. All information contained in confirmations or account statements attached to the initial holdings report must be current as of a date not more than 45 days prior to the date of your employment.

In a separate section of the holdings report, you must report all holdings of Marsico Fund shares, MCM Sub-advised Fund shares, and Affiliated Fund shares.

         (2) The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) that maintained ANY ACCOUNT in which ANY SECURITIES (Covered Securities or not) were held for your direct or indirect Beneficial Ownership when you began employment with Marsico, the approximate date(s) when those accounts were established, the account numbers and names of the persons for whom the accounts are held.

------------------------------
(5) Covered Persons employed by entities other than Marsico and subject to another code of ethics should instead comply with its reporting requirements, as noted in Section B.

         (3) A statement (and a letter or other evidence) that you have instructed each broker, dealer, bank, or other institution to provide duplicate account statements and confirmations of all securities transactions to Marsico, unless Marsico indicates that the information is otherwise available to it. A sample Letter to Broker or Other Institution is attached.

         (4)      The date that you submitted the report.

b.       QUARTERLY TRANSACTION REPORT: Within thirty days after the end of each
         ----------------------------
calendar quarter, you must submit to Marsico a report that contains:

         (1) With respect to any transaction during the quarter in a COVERED SECURITY (INCLUDING MARSICO FUND SHARES, MCM SUB-ADVISED FUND SHARES, OR AFFILIATED FUND SHARES) in which you had any direct or indirect Beneficial Ownership interest:

                  (a) The date of the transaction (purchases, exchanges, sales), the name/title and ticker symbol (or CUSIP), interest rate and maturity date (if applicable), and the number of equity shares of (or the principal amount of debt represented by) each SECURITY involved;

                  (b) The nature of the transaction (i.e., purchase, sale, or other type of acquisition or disposition);

                  (c) The price at which the transaction in the Security was effected; and

                  (d) The name of the broker, dealer, bank, or other institution with or through which the transaction was effected.

You may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain all of the information, or by referring to statements or confirmations known to have been received by Marsico no later than 30 days after the end of the applicable calendar quarter.

         (2) The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) that maintained ANY ACCOUNT in which ANY SECURITIES (Covered Securities or not) were held during the quarter for your direct or indirect Beneficial Ownership, the account numbers and names of the persons for whom the accounts were held, and the approximate date when each account was established.

         (3) A statement (and a letter or other evidence) that you have instructed each broker, dealer, bank, or other institution that has established a NEW account for the direct or indirect Beneficial Ownership of the Employee DURING THE PAST QUARTER to provide duplicate account statements and confirmations of all securities transactions to Marsico, unless Marsico indicates that the information is otherwise available to it.

         (4)      The date that you submitted the report.

c.       ANNUAL HOLDINGS REPORT: Annually, at a time determined by the
         ----------------------
Compliance Department, you must submit to Marsico a report that contains the following information as of the effective date:

         (1) The name/title and ticker symbol (or CUSIP), and the number of equity shares of (or the principal amount of debt represented by) each COVERED SECURITY (INCLUDING MARSICO FUND SHARES, MCM SUB-ADVISED FUND SHARES, OR AFFILIATED FUND SHARES) in which you had any direct or indirect Beneficial Ownership interest on the effective date. You may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain the information. All such information contained in confirmations or account statements attached to the holdings report must be current as of a date not more than 45 days before the report is submitted. If appropriate, you and MCM may rely on confirmations or account statements that have been previously provided to MCM.

         (2) The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) with which you maintained ANY ACCOUNT in which ANY SECURITIES (Covered Securities or not) were held for your direct or indirect Beneficial Ownership of the Employee on the effective date, the account numbers and names of the persons for whom the accounts are held, and the approximate date when each account was established.

         (3) A statement (and a letter or other evidence) that you have instructed each broker, dealer, bank, or other institution to provide duplicate account statements and confirmations of all securities transactions to Marsico, unless Marsico indicates that the information is otherwise available to it.

         (4)      The date that you submitted the report.

         EXCEPTION TO REQUIREMENT TO LIST TRANSACTIONS OR HOLDINGS: You need
         ---------------------------------------------------------
not list any SECURITIES HOLDINGS OR TRANSACTIONS IN any account over which you had no direct or indirect influence or control, unless requested by MCM. This may apply, for example, to a Special Account. You must still identify the EXISTENCE of the account in your list of securities accounts.

         You need not list additional transactions in a Limited Offering (after the initial transaction) if the additional transactions do not increase the amount of your investment or ownership interest beyond those originally approved by MCM. If there are additional investments beyond the amounts approved, the transactions must be reported, and in some circumstances may require a new approval form (see attached form of Approval of Investment in Limited Offering).

         Please ask the Compliance Department or the Legal Department if you have questions about reporting requirements.

E.2.     REVIEW OF REPORTS AND OTHER DOCUMENTS

         The Compliance Department will review each report submitted pursuant to Section E.1. by Covered Persons for consistency with the Code, and will review each account statement or confirmation from institutions that maintain their accounts. To ensure adequate scrutiny, a report concerning a member of the Compliance Department will be reviewed by a different member of the Compliance Department.

F.       VIOLATIONS OF THE CODE

         All employees will promptly report any violations of the Code to the Chief Compliance Officer of MCM, the Chief Compliance Officer of the Funds, or a member of the Compliance Department.(6) Reports of violations of the Code may be submitted anonymously.

         The Compliance Department will promptly investigate any violation or potential violation of the Code, and recommend to the Chief Compliance Officer of MCM or the Chief Compliance Officer of the Funds appropriate action to cure the violation and prevent future violations. The Compliance Department will keep a record of investigations of violations, including actions taken as a result of a violation. If you violate the Code, you may be subject to sanctions including identification by name to the Funds' board of directors or MCM management, withholding of salary or bonuses, or termination of employment. Violations of the Code also may violate federal or state laws and may be referred to authorities.

G.       PROTECTION OF MATERIAL, NON-PUBLIC INFORMATION

         MCM maintains comprehensive polices and procedures designed to prevent the misuse of material, non-public information ("Insider Trading Policy").(7) MCM's Insider Trading Policy is designed to ensure that MCM personnel act consistently with the fiduciary duties owed to clients, and that those personnel do not personally profit from MCM's proprietary information at the expense of clients or other persons to whom duties are owed. MCM's Insider Trading Policy is also designed to ensure that MCM's proprietary information is not disclosed improperly.

         MCM's Insider Trading Policy generally prohibits employees from (1) buying or selling a security either personally or on behalf of any account or fund managed by MCM, while in possession of material, non-public information about that security or its issuer, or (2) communicating material, non-public information to others in violation of the law and the

------------------------------
(6) All violations of this Code must periodically be reported to MCM's Chief Compliance Officer.

(7) MCM's Insider Trading Policy covers all officers, directors and employees of MCM and any other persons as may from time to time fall within the definition of "persons associated with an investment adviser," as defined in the Advisers Act. MCM's Insider Trading Policy extends to activities within and outside of an employee's duties at MCM.

Insider Trading Policy. These prohibitions generally extend to communications of material, non-public information regarding MCM, its investment processes, analyses, recommendations, and holdings of MCM-advised accounts, the Marsico Funds, and any other registered investment companies sub-advised by MCM. Every MCM employee is required to read the Insider Trading Policy, to sign and return accompanying acknowledgements, and to retain a copy of the policy in a readily accessible place for reference.

         SPECIAL PROVISION FOR FUND TRUSTEES: This provision is intended to prevent the misuse of material, non-public information when a Trustee also serves as a director or officer of an operating company, if the company's securities are held by a Fund, or are under consideration for purchase or sale by the Fund. In those circumstances, the Trustee may not discuss the company or the Marsico Funds' holdings (or contemplated holdings) in the company with any employee of MCM or the Funds. The Trustee also should recuse himself or herself from any Board discussion or presentation regarding the securities of the company. The Trustee and any employee of MCM or the Funds may attend a general company meeting or other meeting, at which the Trustee may discuss the company with other members of the Board, the financial community, or securities analysts. Any questions regarding this policy should be discussed with the Chief Compliance Officer of the Funds.

H.1.     MISCELLANEOUS ISSUES CONCERNING BOARD SERVICE, GIFTS, AND LIMITED
OFFERINGS

         Some conduct that does not involve personal trading may still raise concerns about potential conflicts of interest, and is therefore addressed here.

a.       SERVICE ON BOARDS: As a Covered Person, you may not serve on the board
         -----------------
of directors of any for-profit company that is the type of company in which MCM might reasonably consider investing for clients without MCM's prior written approval. Approval will be granted only if MCM believes that board service is consistent with the interests of Marsico's clients. If board service is authorized, you and MCM must follow appropriate procedures to ensure that you and Marsico do not obtain or misuse confidential information. MCM also may require you to show that any securities you receive from the for-profit company or organization are appropriate compensation.

b.       OTHER BUSINESS ACTIVITIES: As a Covered Person, you should consider
         -------------------------
your fiduciary responsibilities under the Code when accepting outside employment arrangements or involvement in outside business activities. Any questions should be directed to the Compliance Department or Legal Department.

c.       GIFTS: On occasion, you may be offered gifts from clients, brokers,
         -----
vendors, or other persons not affiliated with Marsico who may be in a position to do business with Marsico. You may not accept extraordinary or extravagant gifts. You may accept gifts of a nominal value (i.e., no more than $100 annually from one person), customary business meals and entertainment if both you and the giver are present (e.g., sporting events), and promotional items (e.g., pens or mugs). You may not solicit gifts.

         You may not give a gift that has a fair market value greater than $100 per year to persons associated with securities or financial organizations, exchanges, member firms, commodity firms, news media, or clients of MCM. You may provide reasonable entertainment to these persons if both you and the recipient are present. Please do not give or receive gifts or entertainment that would be embarrassing to you or Marsico if made public.

d.       LIMITED OFFERINGS IN PRIVATE COMPANIES: If you acquire a Limited
         --------------------------------------
Offering in a private company, either before association with Marsico or through an Exempted Transaction, MCM may have to follow special procedures if it later seeks to purchase securities of the same issuer for clients. You may be excluded from decision-making relating to such an investment. If you play a part in MCM's consideration of the investment, your interest may have to be disclosed to all clients for whom MCM may make the investment, and MCM's decision to invest must be independently reviewed by other investment personnel with no personal interest in the issuer.

H.2.     RECORDKEEPING REQUIREMENTS

         Marsico or its agents will maintain the following records at their places of business in the manner stated below. These records may be made available to the Securities and Exchange Commission for reasonable periodic, special, or other examinations:

o A copy of the Code that is in effect, and any Code that was in effect at any time within the past five years (maintained in an easily accessible place);

o A record of any violation of the Code, and of any action taken as a result of the violation (maintained in an easily accessible place for five years after the end of the fiscal year in which the violation occurs);

o A copy of each report required to be submitted by a Covered Person under Section E.1., including broker transaction confirmations or account statements (maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place);

o A record of all Covered Persons within the past five years, and who are or were required to make reports under the Code (maintained in an easily accessible place);

o A record of all persons who are or were responsible for reviewing reports of Covered Persons during the past five years (maintained in an easily accessible place);

o A copy of each report to the Board of Trustees of the Funds submitted under Section H.3. of the Code (maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place);

o A copy of each written approval (including the reasons supporting such decision) of a Covered Person's acquisition of securities in an Initial Public Offering or a Limited Offering, and each written approval of other transactions, such as a Pre-clearance Form (maintained for at least five years after the end of the fiscal year in which the approval was granted); and

o A copy of each Covered Person's periodic Certificate of Compliance (acknowledging receipt of the Code and any amendments) under Section H.4. for five years (maintained in an easily accessible place).

H.3.     BOARD APPROVAL AND ANNUAL REVIEW REQUIREMENTS

         This Code and any material changes must be approved by the Board of Trustees of the Funds, including a majority of the Outside Trustees, within six months after the adoption of the material change. Each approval must be based on a determination that the Code contains provisions reasonably necessary to prevent Covered Persons from engaging in any conduct prohibited by Rule 17j-l(b) under the 1940 Act, including conduct identified in Section C above.

         At least annually, the Fund's Chief Compliance Officer, on behalf of MCM, will provide to the Board of Trustees of the Funds, and the Trustees will review, a written report that summarizes existing procedures concerning personal trading (including any changes in the Code), certifies that Marsico has adopted procedures reasonably necessary to prevent violations of the Code, describes any issues arising under the Code, including any material violations and sanctions imposed since the last report to the Board, and identifies any recommended changes to the Code.

         MCM's Chief Compliance Officer must approve the Code on behalf of MCM. On an annual basis, MCM's Chief Compliance Officer, with the assistance of any designees, will also review the adequacy and effectiveness of the Code, and make any necessary recommendations for revisions of the Code.

         MCM's Compliance Department is responsible for providing, as necessary, any training and education to Covered Persons regarding compliance with the Code.

H.4.     CERTIFICATION OF COMPLIANCE

         The Compliance Department will notify each Covered Person that he or she is subject to the Code and will provide each such person with a copy of the Code. Each Covered Person will be asked to certify initially and periodically that he/she has received, read, understands, and has complied or will comply with the Code. You must complete this Certification of Compliance upon commencement of employment and periodically thereafter. Any material amendments to the Code will be circulated prior to becoming effective.

H.5.     ADOPTION AND EFFECTIVE DATE

         Approved by:        /s/ Steven Carlson
                             ------------------

         Title:              Chief Compliance Officer
                             ------------------------

         Effective as of:    October 1, 2004
                             ---------------

-------------------------------------

         Amended:            April 1, 2005
                             -------------

         Approved by:        /s/ Steven Carlson
                             ------------------

         Title:              Chief Compliance Officer
                             ------------------------

         Effective Date:     February 1, 2005
                             ----------------


I.       DEFINITIONS

1.       "Access Person" means:

(a) Any "MCM-Supervised Person," defined as any MCM partner, officer, director (or person with similar status or functions), or employee (or other person who provides investment advice for MCM and is subject to MCM's supervision or control), if the MCM-Supervised Person:

    (i) Has access to non-public information regarding any MCM client's purchase or sale of securities, or non-public information regarding the portfolio holdings of any investment company advised or sub-advised by MCM; or

    (ii) Is involved in making securities recommendations to clients, or has access to such recommendations that are non-public;

(b) Any "Advisory Person of the Funds or of MCM," defined as (i) any director, officer, general partner or employee of the Funds or MCM (or of any company in a control relationship to the Funds or MCM) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to those purchases or sales; and (ii) any natural person in a control relationship to the Funds or MCM who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Covered Securities by the Fund; and

(c) Any "Informed Underwriter Representative," defined as a director, officer, or general partner of the principal underwriter to the Funds who, in the ordinary course of business, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a

Fund, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Covered Securities; provided that the Informed Underwriter Representative would not be required to meet reporting requirements under the Code (or any code of ethics maintained by the principal underwriter) unless the principal underwriter is an affiliated person of a Fund or MCM, or the Informed Underwriter Representative also serves as an officer, director, or general partner of a Fund or MCM.

(d) All directors, officers, and general partners of either MCM or the Funds are presumed to be Access Persons.

2. "Affiliated Fund" means any investment company (EXCEPT money market funds) for which a control affiliate of MCM (including a person that controls MCM, is controlled by MCM, or is under common control with MCM) acts as adviser, subadviser, or principal underwriter. Investment companies for which MCM acts as adviser or subadviser are NOT considered to be Affiliated Funds. MCM's Compliance Department will maintain a listing of Affiliated Funds and will periodically distribute the list to all Covered Persons.

3. "Beneficial Ownership" has the same meaning as under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) under the Act. Under those provisions, a person generally is the beneficial owner of (or has a Beneficial Ownership interest in) any securities in which the person has or shares a direct or indirect pecuniary interest. A person's Beneficial
Ownership interest ordinarily extends to securities held in the name of a spouse, minor children, relatives resident in the person's home, or unrelated persons in circumstances that suggest a sharing of financial interests, such as when the person makes a significant contribution to the financial support of the unrelated person, or shares in profits of the unrelated person's securities transactions. Key factors in evaluating Beneficial Ownership include the person's ability to benefit from the proceeds of a security, and the extent of the person's control over the security.

4. "Covered Person" means any person subject to the Code, which generally includes any Access Person or any Employee.

5. "Covered Security" means ANY security, as defined in Section 2(a)(36) of the Investment Company Act, EXCEPT (1) direct obligations of the U.S. government; (2) bankers' acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements; or (3) shares issued by open-end registered investment companies (also known as mutual funds). NOTE THAT FOR PURPOSES OF THIS CODE, shares of the Marsico Funds, MCM Sub-advised Funds, and Affiliated Funds are considered Covered Securities.

6. "Employee" means (1) any Marsico Employee, and (2) any temporary staffer who has worked for Marsico continuously for more than 30 days.

7. "Exempted Transaction" means a securities transaction listed in Section D.2. The purchase or sale of a security through an Exempted Transaction generally IS exempted from the prohibition on purchases in Section D.1., and the sale pre-approval requirements in Section D.3.,

UNLESS otherwise noted in Section D. An Exempted Transaction generally IS NOT exempted from the general conduct guidelines in Section C, or the reporting requirements in Section E.1.

8. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

9. "Limited Offering" means any offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) of the Securities Act or pursuant to Rule 504, 505, or 506 under the Securities Act. A Limited Offering generally includes any interest in a private company, partnership, limited liability company, private equity fund, venture capital fund, hedge fund, or other unregistered operating company or investment company that invests in securities, real estate, or other assets, and certain interests in stock options or other deferred compensation.

10       "Marsico Employee" means any officer, principal, or permanent employee of MCM, and any officer, trustee, or permanent employee of the Funds. "Marsico Employee" does not include an inactive or semi-retired employee who receives salary or benefits, but does not actively participate in Marsico's business, have access to current information regarding the purchase or sale of Covered Securities by the Funds, or make recommendations regarding those purchases or sales.

11. "Restricted Trading Security" means any security that a Covered Person generally may not PURCHASE because of the prohibition on purchases in Section
D.1. Restricted Trading Securities include, without limitation, shares of common stock or preferred stock in a particular public operating company, MCM Sub-advised Fund shares, shares of closed-end investment companies, corporate bonds, and options or other derivatives based on any of these securities. A Covered Person may OTHERWISE HOLD, ACQUIRE, OR SELL a Restricted Trading Security (other than MCM Sub-advised Fund shares after a reasonable time), as explained in Section D.1.

12. "Security Held or to be Acquired by a Fund" means (1) any Covered Security that within the most recent 15 days (a) is or has been held by one of the Funds or a mutual fund sub-advised by MCM; or (b) is being or has been considered by a Fund or MCM for purchase by the Fund or a mutual fund sub-advised by MCM; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, such a Covered Security.

13. "Special Account" means a managed account in which a financial adviser, trustee, or other person buys or sells Restricted Trading Securities for a Covered Person (or for a person in whose securities a Covered Person has a Beneficial Ownership interest), provided that the account meets the requirements described in Section D.2.f.(4).

J.       FORMS

         Attached to the Code are the following forms:

         o    Initial Personal Holdings Report;
         o    Quarterly Personal Transaction Report;
         o    Annual Personal Holdings Report;
         o    Sample Letter to Broker or Other Institution;
         o Initial/Periodic Certification of Compliance with Code of Ethics;
         o    Approval of Investment in Limited Offering;
         o    Approval of Investment in Initial Public Offering;
         o    Special Account Certification;
         o    Pre-clearance Form.

                    MARSICO CAPITAL MANAGEMENT, LLC ("MCM")
                       INITIAL PERSONAL HOLDINGS REPORT
                   To be completed by all New MCM Employees
                  Within 10 Days after Beginning Employment

NAME:  ___________________________________

EFFECTIVE DATE (WHEN YOU
BEGAN EMPLOYMENT WITH MCM): _____________________________

1. Please list every "Covered Security" in which you had any direct or indirect beneficial ownership interest on the Effective Date, including securities owned by other persons.(8)

A Covered Security includes shares of exchange-traded funds, unit investment trusts, municipal bonds and state 529 Plans, closed-end funds, depositary receipts, broker folios, common stock, preferred stock, corporate bonds, hedge funds, and limited partnership interests, among other securities. These may be held in custody or in certificate form.

Shares of Marsico Funds, MCM Sub-advised Funds, and Affiliated Funds are Covered Securities that are reported in a separate section on the holdings report. Money market funds do not need to be reported.

Shares of registered open-end investment companies (mutual funds) which are not listed above, direct obligations of the U.S. government, bank CDs, or other high-quality short-term debt are NOT included in the definition of Covered Securities and do not need to be reported.

                                 *     *     *

You may rely on account statements or confirmations that provide the requested information. To do this, please attach copies to the report and state below that "Confirmations and/or account statements are attached". All information contained in attached confirmations or account statements must be current as of a date no more than 45 days prior to the date of your employment.

------------------------------
(8) You generally have an indirect beneficial ownership interest in, for example, securities or accounts (1) owned by a relative who lives in your home or whom you support, or by a non-relative who shares significant financial arrangements with you, or (2) managed by an adviser for you or a close relative. Your completion of this report is not an admission for other purposes that you have an ownership interest in securities or accounts reported here.

Please write "None" below if you do not own a direct or indirect interest in a Covered Security.

----------------------------------------------------------------------------------------------------------
TITLE AND SYMBOL OF COVERED SECURITY                             NUMBER OF           PRINCIPAL
(including interest rate and maturity date if applicable)        SHARES (if          AMOUNT (if
                                                                 equity)             debt)
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------


Please write "None" below if you do not own a direct or indirect interest in the following fund shares. Money market funds do not need to be reported.

---------------------------------------------------------------------------------------------------
MARSICO FUND SHARES, MCM SUB-ADVISED FUND                             NUMBER OF SHARES
SHARES, OR AFFILIATED FUND SHARES (please list all
shares or attach all relevant account statements and/or
confirmations)
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

2. Please list the name and address of each broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that maintained an account containing ANY securities held for your direct or indirect benefit on the Effective Date.

Please also list the approximate date the account was established, and registration information including the number of the account and the name in which it is registered (if not your own).

Securities accounts should be listed if they contain any securities, not just Covered Securities. Accounts to be listed include brokerage, IRA, 401(k), profit-sharing, pension, retirement, trust, mutual fund, hedge fund, or limited partnership accounts maintained for you, or for other persons if you have a beneficial ownership interest in the account.(9) You need not list accounts that hold no securities, such as a savings account. Your account with the MCM 401(k) plan is already listed for you.

------------------------------
(9) You generally have an indirect beneficial ownership interest in accounts owned by persons such as those listed in the previous footnote.

------------------------------------------------- -------------------------- ------------------------------------------------
NAME/ADDRESS OF BROKER, DEALER, BANK, OR OTHER    DATE SECURITIES ACCOUNT    ACCOUNT REGISTRATION
INSTITUTION                                       WAS ESTABLISHED            (Self/Other) AND NUMBER/S
------------------------------------------------- -------------------------- ------------------------------------------------
Great-West Life & Annuity Insurance Co.           (Please state              Self:
401(k) Operations                                 approximate date)          MCM 401(k) Plan No. 934587-01,
8525 East Orchard Road                                                       Participant Account
Greenwood Village, Colorado 80111                                            (Please state all account numbers)

------------------------------------------------- -------------------------- ------------------------------------------------
UMB Fund Services, Inc.                           (Please             state  (Please state all account numbers)
803 West Michigan Street                          approximate date)
Milwaukee, Wisconsin  53233


------------------------------------------------- -------------------------- ------------------------------------------------





------------------------------------------------- -------------------------- ------------------------------------------------





------------------------------------------------- -------------------------- ------------------------------------------------

3. Please send a letter or other instruction (sample attached) to every broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that maintained an account for your direct or indirect benefit on the Effective Date.(10)

The letter or instruction should ask the institution to mail to MCM's compliance department (1) a duplicate confirmation of each transaction in each account, and (2) a duplicate copy of each periodic account statement. Please attach to this report a copy of each letter or instruction.

                                 *     *     *

You need not send a letter to the MCM 401(k) plan (which provides information to MCM directly), or send a letter to UMB about an account that holds only Marsico funds through UMB

------------------------------
(10) You need not send a new letter to an institution if you previously sent a similar letter that references every account maintained at that institution for your benefit on the Effective Date (including accounts maintained for other persons), and you attach a copy to this report.

(which provides information to MCM). You also need not send a letter to an institution (such as a real estate limited partnership) that holds a securities account for you (such as a record of a partnership interest) but does not itself invest in securities.


CERTIFICATION

I certify that I have responded fully to Request Nos. 1 and 2, and have instructed each broker, dealer, bank, or other institution to provide the information requested in Request No. 3 of this Initial Personal Holdings Report.


Name:      _____________________________________
                          (please print)

Signature: _____________________________________


Date Submitted: ________________________________

Revised initial personal holdings report3.doc, October 16, 2006, 10:39 AM

                    MARSICO CAPITAL MANAGEMENT, LLC ("MCM")
                     QUARTERLY PERSONAL TRANSACTION REPORT
                     To be completed by all MCM Employees
                Within Thirty Days After Each Calendar Quarter


NAME:(11)  _______________________________________


CALENDAR QUARTER JUST ENDED:  (please indicate below)


         1ST Q              2ND Q               3RD Q              4TH Q

                                     200__


1. Please list on page 2 each "transaction" in the past quarter in a "Covered Security" in which you had a direct or indirect beneficial ownership interest.(12) A transaction generally happens when someone acquires or disposes of a Covered Security.

A Covered Security includes shares of exchange-traded funds, unit investment trusts, municipal bonds and state 529 Plans, closed-end funds, depositary receipts, broker folios, common stock, preferred stock corporate bonds, hedge funds, and limited partnership interests, among other securities.

Shares of Marsico Funds, MCM Sub-advised Funds, and Affiliated Funds are Covered Securities. Transactions in these shares are reported in a separate section of the transaction report. Money market fund transactions do not need to be reported.

Shares of registered open-end investment companies (mutual funds) which are not listed above, direct obligations of the U.S. government, bank CDs, or other high-quality short-term debt are NOT included in the definition of Covered Securities, and transactions in such investments do not need to be reported.
                                 *     *     *

------------------------------
(11) This report also serves as MCM's record of every transaction in certain types of securities in which an advisory representative has any direct or indirect beneficial ownership, as required by Rule 204-2(a)(12) under the Investment Advisers Act.

(12) You generally have an indirect beneficial ownership interest in, for example, securities or accounts (1) owned by a relative who lives in your home or whom you support, or by a non-relative who shares significant financial arrangements with you, or (2) managed by an adviser for you or a close relative. Your completion of this report is not an admission for other purposes that you have an ownership interest in securities or accounts reported here.

You may rely on confirmations or account statements that provide the requested information. To do this, please state on page 2 that: (a) "I know my broker/dealer/bank/other institution sent copies of all relevant confirmations and account statements to MCM no later than 30 days after the end of the applicable calendar quarter," if true; or (b) "Confirmations and/or account statements are attached" (and attach copies). Only (b) is acceptable for Marsico Fund shares, Marsico Sub-advised Fund shares, and Affiliated Fund shares.

Please write "None" on page 2 if no transaction in Covered Securities happened this quarter.

----------------------------------------------------------------------------------------------------------------------------------
DATE OF        TITLE AND SYMBOL OF               NUMBER OF     PRINCIPAL     NATURE OF           PRICE OF        NAME OF
TRANSACTION    COVERED SECURITY                  SHARES (if    AMOUNT (if    TRANSACTION         COVERED         BROKER, DEALER,
               (including interest rate and      equity)       debt)         (purchase, sale,    SECURITY        OR BANK through
               maturity date if applicable)                                  dividend, gift,     at which        which transaction
                                                                             etc.)               transaction     was effected
                                                                                                 was effected
----------------------------------------------------------------------------------------------------------------------------------
/ /  I know my broker/dealer/bank/other institution sent copies of all relevant account statements and confirmations to MCM no later than 30 days after the end of the applicable calendar quarter.

/ /  I do not have any transactions to report this quarter.
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

(FOR MARSICO FUND SHARES, MCM SUB-ADVISED FUND SHARES, AND AFFILIATED FUND SHARES, PLEASE LIST ALL TRANSACTIONS OR ATTACH ALL
RELEVANT ACCOUNT STATEMENTS OR CONFIRMATIONS - DO NOT INCLUDE MONEY MARKET FUNDS)
----------------------------------------------------------------------------------------------------------------------------------
/ /  Confirmations and/or account statements are attached.

/ /  I do not have any transactions to report this quarter.
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------

2. Please list the name and address of each broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that maintained an account containing ANY securities held for your direct or indirect benefit in the past quarter.

Please also list the approximate date the account was established, and registration information including the number of the account and the name in which it is registered (if not your own).

Securities accounts should be listed if they contain any securities, not just Covered Securities. Accounts to be listed include brokerage, IRA, 401(k), profit-sharing, pension, retirement, trust, mutual fund, hedge fund, or limited partnership accounts maintained for you, or for other persons if you have a beneficial ownership interest in the account.(13) You need not list accounts that hold no securities, such as a savings account. Your account with the MCM 401(k) plan is already listed for you.

-------------------------------------------------------------------------------------------------------------------
NAME/ADDRESS OF BROKER, DEALER, BANK,              DATE SECURITIES ACCOUNT   ACCOUNT REGISTRATION
OR OTHER INSTITUTION                               WAS ESTABLISHED           (Self/Other) AND NUMBER/S
-------------------------------------------------------------------------------------------------------------------
Great-West Life & Annuity Insurance Co.            (Please state             Self:
401(k) Operations                                  approximate date)         MCM 401(k) Plan No. 934587-01
8525 East Orchard Road                                                       Participant Account
Greenwood Village, Colorado 80111                                            (Please state all account numbers)

-------------------------------------------------------------------------------------------------------------------
UMB Fund Services, Inc.                            (Please            state  (Please state all account numbers)
803 West Michigan Street                           approximate date)
Milwaukee, Wisconsin  53233


-------------------------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------------------------------

------------------------------
(13) You generally have an indirect beneficial ownership interest in accounts owned by persons such as those listed in the previous footnote.

3. Please send a letter or other instruction (sample attached) to every broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that established a NEW account for your direct or indirect benefit in the past quarter.

The letter or instruction should ask the institution to mail to MCM's compliance department (1) a duplicate confirmation of each transaction in each account, and (2) a duplicate copy of each periodic account statement. Please attach to this report a copy of each letter or instruction.

You need not send a letter to the MCM 401(k) plan (which provides information to MCM directly), or send a letter to UMB about an account that holds only Marsico funds through UMB (which provides information to MCM). You also need not send a letter to an institution (such as a real estate limited partnership) that holds a securities account for you (such as a record of a partnership interest) but does not itself invest in securities.

4. If you own an interest in a private fund or managed account that invests in securities and is not managed by MCM, please sign the private fund/managed account certification below.

GENERAL QUARTERLY CERTIFICATION

I certify that:

    o    I have responded fully to Request Nos. 1 and 2;

    o I have instructed each broker, dealer, bank, or other institution to provide the information requested in Request No. 3 of this Quarterly Personal Transaction Report;

    o I have signed the private fund/managed account certification below if I own an interest in a private fund or managed account that invests in securities and is not managed by MCM.


Name:      _____________________________________
                     (please print)

Signature: _____________________________________


Date Submitted: ________________________________

                  PRIVATE FUND/MANAGED ACCOUNT CERTIFICATION

I own an interest in a private fund or managed account that invests in securities and is not managed by MCM. I certify that:

    o The manager of the fund/account has complete control of the fund/account under a written grant of discretion or other formal agreement.

    o I have no direct or indirect influence or control over the fund/account or investment decisions made for it.

    o I (and any related person) have not disclosed and will not disclose to the fund/account manager any action that MCM has taken or may take relating to any security, or any consideration by Marsico of any security.

    o The fund/account manager and other representatives of the fund/account have not disclosed and will not disclose to me any investment decision for the fund/account until after it has been implemented.

    o I have reported and will continue to report to MCM the existence of the fund/account in my periodic reports.

    o If requested, I will report the fund's/accounts securities holdings and transactions to MCM.


Name:      _____________________________________
                       (please print)

Signature: _____________________________________


Date Submitted: ________________________________



Revised quarterly personal transaction report4.doc, October 16, 2006, 10:39 AM

                 SAMPLE LETTER TO BROKER OR OTHER INSTITUTION



Date

Institution Name
Address


         Re: Request for Duplicate Confirmations and Account Statements Account Registration/Name: __________________________
                  Account No/s: ________________________________________

Dear Sir or Madam:

Effective at once, if you are not already doing so, please mail regularly to Marsico Capital Management, LLC:

    (1) A duplicate confirmation of each transaction that occurs in all accounts listed above (and in any related accounts that are open now or in the future); and

    (2) A duplicate copy of all periodic account statements for the same accounts.

The mailing address where the duplicate confirmations and statements should be sent is:

         Marsico Capital Management, LLC
         Attention:  Compliance Department
         1200 17th Street, Suite 1600
         Denver, Colorado  80202

Thank you for your prompt attention to this matter.

Sincerely,



Your name

cc:  Marsico Capital Management, LLC
     Compliance Department

                    MARSICO CAPITAL MANAGEMENT, LLC ("MCM")
                        ANNUAL PERSONAL HOLDINGS REPORT
    To be completed by all MCM Employees annually as of an Effective Date determined by the Compliance Department within 45 days after Effective Date


NAME:  _____________________________________

EFFECTIVE DATE: (please indicate)  __________________________

1. Please list every "Covered Security" in which you had any direct or indirect beneficial ownership interest on the Effective Date, including securities owned by other persons.(14)

A Covered Security includes shares of exchange-traded funds, unit investment trusts, municipal bonds and state 529 Plans, closed-end funds, depositary receipts, broker folios, common stock, corporate bonds, preferred stock, hedge funds, and limited partnership interests, among other securities.

Shares of Marsico Funds, MCM Sub-advised Funds, and Affiliated Funds are Covered Securities that are reported in a separate section on the holdings report. Money market funds do not need to be reported.

Shares of registered open-end investment companies (mutual funds) which are not listed above, direct obligations of the U.S. government, bank CDs, or other high-quality short-term debt are NOT included in the definition of Covered Securities, and do not need to be reported.

                                 *     *     *

You may rely on account statements or confirmations that provide the requested information. To do this, please attach copies to the report and state below that: "Confirmations and/or account statements are attached". All information contained in attached confirmations or account statements must be current as of a date no more than 45 days prior to the date of submission of this report.

------------------------------
(14) You generally have an indirect beneficial ownership interest in, for example, securities or accounts (1) owned by a relative who lives in your home or whom you support, or by a non-relative who shares significant financial arrangements with you, or (2) managed by an adviser for you or a close relative. Your completion of this report is not an admission for other purposes that you have an ownership interest in securities or accounts reported here.

Please write "None" below if you do not own a direct or indirect interest in a Covered Security. Please list the security details or attach account statements containing the relevant information.

----------------------------------------------------------------------------------------------------------
TITLE AND SYMBOL OF COVERED SECURITY                             NUMBER OF           PRINCIPAL
(including interest rate and maturity date if applicable)        SHARES (if          AMOUNT (if
                                                                 equity)             debt)
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------

Please write "None" below if you do not own a direct or indirect interest in the following fund shares. Money market funds do not need to be reported. Please list the fund share details or attach account statements containing the relevant information.

---------------------------------------------------------------------------------------------------
MARSICO FUND SHARES, MCM SUB-ADVISED FUND                             NUMBER OF SHARES
SHARES, OR AFFILIATED FUND SHARES
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

2. Please list the name and address of each broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that maintained an account containing ANY securities held for your direct or indirect benefit on the Effective Date.

Please also list the approximate date the account was established, and registration information including the number of the account and the name in which it is registered (if not your own).

Securities accounts should be listed if they contain any securities, not just Covered Securities. Accounts to be listed include brokerage, IRA, 401(k), profit-sharing, pension, retirement, trust, mutual fund, hedge fund, or limited partnership accounts maintained for you, or for other persons if you have a beneficial ownership interest in the account.(15) You need not list accounts that hold no securities, such as a savings account. Your account with the MCM 401(k) plan is already listed for you.

------------------------------
(15) You generally have an indirect beneficial ownership interest in accounts owned by persons such as those listed in the previous footnote.

-----------------------------------------------------------------------------------------------------------------------------
NAME/ADDRESS OF BROKER, DEALER, BANK,             DATE SECURITIES ACCOUNT    ACCOUNT REGISTRATION
OR OTHER INSTITUTION                              WAS ESTABLISHED            (Self/Other) AND NUMBER/S
-----------------------------------------------------------------------------------------------------------------------------
Great-West Life & Annuity Insurance Co.           (Please state              Self:
401(k) Operations                                 approximate date)          MCM 401(k) Plan No. 934587-01,
8525 East Orchard Road                                                       Participant Account
Greenwood Village, Colorado 80111                                            (Please state all account numbers)

-----------------------------------------------------------------------------------------------------------------------------
UMB Fund Services, Inc.                           (Please             state  (Please state all account numbers)
803 West Michigan Street                          approximate date)
Milwaukee, Wisconsin  53233


-----------------------------------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------------------------------

3. Please send a letter or other instruction (sample attached) to every broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that maintained an account for your direct or indirect benefit on the Effective Date.(16)

The letter or instruction should ask the institution to mail to MCM's compliance department (1) a duplicate confirmation of each transaction in each account, and (2) a duplicate copy of each periodic account statement. Please attach to this report a copy of each letter or instruction.

                                 *     *     *

You need not send a letter to the MCM 401(k) plan (which provides information to MCM directly), or send a letter to UMB about an account that holds only Marsico funds through UMB (which provides information to MCM). You also need not send a letter to an institution (such as

------------------------------
(16) You need not send a new letter to an institution if you previously sent a similar letter that references every account maintained at that institution for your benefit on the Effective Date (including accounts maintained for other persons), and you attach a copy to this report.

a real estate limited partnership) that holds a securities account for you (such as a record of a partnership interest) but does not itself invest in securities.


CERTIFICATION

I certify that I have responded fully to Request Nos. 1 and 2, and have instructed each broker, dealer, bank, or other institution to provide the information requested in Request No. 3 of this Annual Personal Holdings Report.


Name:      _____________________________________
                        (please print)

Signature: _____________________________________


Date Submitted: ________________________________


Revised annual personal holdings report4.doc, October 16, 2006, 10:39 AM

                 SAMPLE LETTER TO BROKER OR OTHER INSTITUTION


Date

Institution Name
Address


         Re: Request for Duplicate Confirmations and Account Statements Account Registration/Name: ________________________
                  Account No/s: ______________________________________

Dear Sir or Madam:

Effective at once, if you are not already doing so, please mail regularly to Marsico Capital Management, LLC:

    (1) A duplicate confirmation of each transaction that occurs in all accounts listed above (and in any related accounts that are open now or in the future); and

    (2) A duplicate copy of all periodic account statements for the same accounts.

The mailing address where the duplicate confirmations and statements should be sent is:

         Marsico Capital Management, LLC
         Attention:  Compliance Department
         1200 17th Street, Suite 1600
         Denver, Colorado  80202

Thank you for your prompt attention to this matter.

Sincerely,



Your name

cc:  Marsico Capital Management, LLC
     Compliance Department

                      INITIAL CERTIFICATION OF COMPLIANCE
                            WITH THE CODE OF ETHICS
                      OF MARSICO CAPITAL MANAGEMENT, LLC
                        AND THE MARSICO INVESTMENT FUND
                   To be completed by all New MCM Employees


I hereby acknowledge receipt of the Code of Ethics (the "Code") of Marsico Capital Management, LLC ("MCM") and the Marsico Investment Fund. I hereby certify that I (i) recently have read the Code (including any updates) and understand its provisions; (ii) will comply with the Code; (iii) have fully and accurately disclosed to MCM all of my securities holdings as required by the Code; and (iv) have requested brokerage confirmations and monthly account statements for all my securities accounts to be provided directly by my broker or bank or other institution to MCM as required by the Code.



Name:             _________________________________
                  (Please print or type clearly)

Signature:        _________________________________


Date:             _________________________________

                     PERIODIC CERTIFICATION OF COMPLIANCE
                            WITH THE CODE OF ETHICS
                      OF MARSICO CAPITAL MANAGEMENT, LLC
                        AND THE MARSICO INVESTMENT FUND
                     To be completed by all MCM Employees


I hereby acknowledge receipt of the Code of Ethics (the "Code") of Marsico Capital Management, LLC ("MCM") and the Marsico Investment Fund. I hereby certify that I (i) recently have re-read the Code (including any updates) and understand its provisions; (ii) have complied with and will continue to comply with the requirements of the Code; (iii) have fully and accurately disclosed to MCM all of my securities holdings and personal securities transactions on a quarterly and annual basis as required by the Code; and (iv) have requested brokerage confirmations and monthly account statements for all my securities accounts to be provided directly by my broker or bank or other institution to MCM as required by the Code.



Name:             _________________________________
                  (Please print or type clearly)

Signature:        _________________________________


Date:             _________________________________

                  APPROVAL OF INVESTMENT IN LIMITED OFFERING

I                                   , hereby certify as follows:
  ----------------------------------
          (Print Name)

I seek the approval of Marsico Capital Management, LLC ("MCM") to invest in a Limited Offering (such as an interest in a private company, partnership, limited liability company, private equity fund, venture capital fund, hedge fund, or other unregistered operating company or investment company that invests in securities, real estate, or other assets, or certain interests in stock options or other deferred compensation), as required by SEC rules and the Code of Ethics. The Limited Offering is an unregistered offering in:
(please circle number)

1. A private operating company, partnership, limited liability company, or similar company that does not primarily invest in securities, but invests primarily in an operating business, real estate, or other assets. I have listed the name of the company, the nature of its business, and the amount of my anticipated investment over time. I believe that my investment in this company or partnership will not appropriate for myself an investment opportunity that should be reserved for MCM's clients, and will not conflict with the interests of MCM's clients, for the reasons stated below:


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


2. A hedge fund or other unregistered investment company that is advised or subadvised by MCM.

3. Any other hedge fund, venture capital fund, private equity fund, or other unregistered investment company that primarily invests in securities. I have listed below the name of the fund, name of the fund manager, nature of the fund's investments, amount of my anticipated investment over time, and any facts supporting my desire to invest in the fund.


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------

------------------------------------------------------------------------------


------------------------------------------------------------------------------


I further certify that my investment in this hedge fund or other unregistered investment company will meet the following requirements:

         (a) The fund manager will have complete control over the fund under a written grant of discretion or other formal arrangement described above, and I will have no direct or indirect influence or control over the fund or investment decisions made for it;

         (b) I (and any related person) will not disclose to the fund manager or any representative of the fund any action that Marsico may take or has or has not taken, or any consideration by Marsico of any security;

         (c) The fund manager and other fund representatives will not disclose to me any investment decision to be implemented for the fund until after the decision has been implemented; and

         (d) I will report to MCM the EXISTENCE of the fund account in my periodic holdings and transaction reports. I will report SECURITIES HOLDINGS AND TRANSACTIONS IN the fund through account statements or otherwise if requested, and meet any additional conditions stated below.

4. An unregistered interest in stock options or other deferred compensation. I seek the approval of Marsico Capital Management ("MCM") to participate in my employer's stock option plan and/or stock purchase plan through which my employer makes company stock available to me as part of my compensation arrangements. I have listed below the ESOP/ESPP Account, registration number, company name, securities to be held under the employment plan and any facts supporting my arrangement to hold an interest in the ESOP/ESPP Account. I believe that my receipt of these options or other compensation will not appropriate for myself an investment opportunity that should be reserved for MCM's clients, and will not conflict with the interests of MCM's clients, for the following reasons:


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------

I certify that my investment activities in this ESOP/ESPP Account are subject to the following requirements:

(a) I understand that pursuant to the MCM Code of Ethics, I may buy or sell these Restricted Trading Securities under an employment arrangement, and may exercise or sell any options, if my employer or an affiliate issues the securities or options.

(b) I understand that I remain subject to the MCM Insider Trading Policy which forbids any Employee from (1) buying or selling a security while in possession of non-public, material information about that security, or (2) communicating material nonpublic information to others in violation of the law.

(c) I will report to MCM the EXISTENCE of the ESOP/ESPP Account in my periodic holdings and transaction reports. I will report SECURITIES HOLDINGS AND TRANSACTIONS IN the Account through account statements or otherwise if requested, and meet any additional conditions stated below.


Name:    __________________________________
         (Signature)

Date:    __________________________________


Approved:________________________________
         (Compliance Department)

Date:    __________________________________


Additional Conditions:


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


------------------------------------------------------------------------------


Approval of Limited Offering.doc 10/16/2006

               APPROVAL OF INVESTMENT IN INITIAL PUBLIC OFFERING

I                                   , hereby certify as follows:
  ----------------------------------
         (Print Name)

I seek the approval of Marsico Capital Management ("MCM") to invest in an Initial Public Offering ("IPO"), as required by SEC rules and the Code of Ethics.

A. The IPO will be a public offering by an issuer described below: (please circle number below)

         1. An issuer whose publicly issued securities I already own is making a rights offering under which all public shareholders may purchase a limited number of shares of an IPO. MCM has granted approval in the Code to invest in IPOs involving this type of rights offering.

         2. An issuer whose privately issued securities I already own is offering private shareholders the opportunity to purchase shares of an IPO. I believe that my investment in IPO securities offered by this issuer will not appropriate for myself an investment opportunity that should be reserved for MCM's clients, and will not conflict with the interests of MCM's clients, for the following reasons:

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         3.    An issuer will offer me the right to purchase shares of an IPO for reasons not stated above. I believe that my investment in IPO securities offered by this issuer will not appropriate for myself an investment opportunity that should be reserved for MCM's clients, and will not conflict with the interests of MCM's clients, for the following reasons:


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

B. I agree that if MCM grants approval to invest in the IPO, I will comply with any restriction on the subsequent sale of the securities that MCM chooses to impose, including waiting for at least a fixed period of time (such as 90 days) after the offering before selling the securities. I will also comply with the pre-approval, holding period, and blackout period requirements of the Code for the sale of the securities.


Name:    __________________________________
         (Signature)

Date:    __________________________________


Approved:________________________________
         (Compliance Department)

Date:    __________________________________


Additional Conditions:


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Approval of Initial Public Offering.doc  10/16/2006

                         SPECIAL ACCOUNT CERTIFICATION


I                                   , hereby certify as follows:
  ----------------------------------
         (Print Name)

I seek the approval of Marsico Capital Management ("MCM") to hold an interest in a managed Special Account through which a financial adviser, trustee, or other person may buy or sell Restricted Trading Securities for me (or for another person in whose securities I have a Beneficial Ownership interest). Approval is required by the Code of Ethics.

I have listed below the Special Account, registration number, name of the financial adviser, trustee, or other person who will manage the Special Account, and any facts supporting my desire to hold an interest in the Special Account.


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I certify that my investment in this Special Account will meet the following requirements:

         (a) The financial adviser, trustee, or other person who manages the Special Account will have complete control over the account under a written grant of discretion or other formal arrangement described above, and I will have no direct or indirect influence or control over the Special Account or investment decisions made for it;

         (b) I (and any related person) will not disclose to the financial adviser, trustee, or other person who manages the Special Account any action that Marsico may take or has or has not taken, or any consideration by Marsico of any security;

         (c) The financial adviser, trustee, or other person who manages the Special Account will not disclose to me any investment decision to be implemented for the Special Account until after the decision has been implemented; and

         (d) I will report to MCM the EXISTENCE of the Special Account in my periodic holdings and transaction reports. I will report SECURITIES HOLDINGS AND TRANSACTIONS IN the Special Account through account statements or otherwise if requested, and meet any additional conditions stated below.

Name:    __________________________________
         (Signature)

Date:    __________________________________


Approved:________________________________
         (Compliance Department)

Date:    __________________________________


Additional Conditions:


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Special Acct Cert.doc  10/16/06

                              PRE-CLEARANCE FORM

Employee Name
             ----------------------------------------

Person on whose Behalf Trade is Being Executed (if different)
                                                             -------------------

Broker                                Brokerage Account Number
      ------------------------------                          ------------------

Security/Fund                         Ticker Symbol
             -----------------------               -----------------------------

Number of Shares or Units             Price per Share or Unit
                         -----------                         -------------------

Approximate Total Price
                       ---------------------

To the best of your knowledge, is the requested transaction consistent with
the letter and spirit of the MCM Insider Trading Policy?         Yes       No
                                                                    ---      ---

To the best of your knowledge, is the requested transaction consistent with
the letter and spirit of the MCM/Marsico Funds Code of Ethics?   Yes       No
                                                                    ---      ---

Have you acquired the securities within the last 60 days?        Yes       No
                                                                    ---      ---
(attach 90-day transaction history for Marsico Fund shares or Marsico Sub-advised Fund shares)
I CERTIFY THAT THE ABOVE INFORMATION IS COMPLETE AND ACCURATE.

-----------------------------      --------------
Signature                          Date

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                      FOR COMPLIANCE DEPARTMENT USE ONLY
INFORMATION FROM TRADING DESK:
     Current Orders on desk?
                            ----------------------------------------------------

     Traded within the last 7 days?
                                   ---------------------------------------------

     Portfolio managers planning on trading in next 7 days?
                                                           ---------------------

Remarks:
        ------------------------------------------------------------------------

APPROVAL/DISAPPROVAL

Approved: Y   N    Returned to employee on (date)
           --- ---                               -------------------------------

Approved by                                 Date:             Signature:
           ---------------------------------     -------------           -------
--------------------------------------------------------------------------------
MCM PRECLEARANCE FORM.doc  10/16/06


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